UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2004

JOSTENS HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5501 American Boulevard West Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 830-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into A Material Definitive Agreement

(a)           On December 21, 2004, Jostens IH Corp. (the “Company”), a wholly-owned subsidiary of Jostens Holding Corp., entered into the First Amendment (the “First Amendment”) to the Credit Agreement, dated as of October 4, 2004 (as amended by the First Amendment, the “Credit Agreement”), among the Company, as Borrower, Jostens Canada Ltd., as Canadian Borrower, Jostens Secondary Holdings Corp., as Guarantor, the lenders from time to time party thereto, Credit Suisse First Boston, as Administrative Agent, and Credit Suisse First Boston Toronto Branch, as Canadian Administrative Agent.  The First Amendment provides for $870.0 million of new tranche C term loans, the proceeds of which were used to repay in full the outstanding borrowings under the tranche B term loans.  The Company effectively reduced the interest rate on the tranche B term loans by 25 basis points by refinancing the tranche B term loans with new tranche C term loans and did not incur any additional borrowings under the First Amendment.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements

(a)           On December 21, 2004, the Company entered into the First Amendment to borrow $870.0 million of new tranche C term loans as described above under Item 1.01.  The proceeds from the new tranche C term loans were used to repay in full the outstanding borrowings under the tranche B term loans.  The Company’s and Jostens Canada Ltd.’s aggregate borrowings under the Credit Agreement, as amended by the First Amendment, consist of $1,020.0 million of term loans, as well as approximately $8.1 million of loans outstanding under the Canadian portion of the $250.0 million revolving credit facility.  The interest rate per year on the tranche C term loans is ABR plus 1.25% or Adjusted LIBOR plus 2.25%, subject to a step-down determined by reference to a performance test, as compared to ABR plus 1.50% or Adjusted LIBOR plus 2.50% on the tranche B term loans that were refinanced.  The tranche C term loans will amortize on a semi-annual basis commencing on July 1, 2005 and mature on October 4, 2011, with amortization prior to the maturity date to be at nominal percentages.  The tranche C term loans are also subject (with certain exceptions) to a 1% prepayment premium if such loans are voluntarily prepaid in full on or prior to December 21, 2005 with the proceeds of new bank loans bearing interest at a lower rate than, but otherwise having substantially the same terms as, the tranche C term loans. All other terms of the Credit Agreement remain substantially the same as they were prior to the First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOSTENS HOLDING CORP.

Date: December 21, 2004	/s/ Paul B. Carousso
Paul B. Carousso

Vice President, Finance